UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2010

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
          Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:        (801) 566-1200

ITEM 8.01 OTHER EVENTS

On November 2, 2010, Utah Medical Products, Inc. announced that it will pay a special cash dividend.  A dividend of $.96 per share is payable on December 30, 2010 to shareholders of record at the close of business on December 15, 2010.  A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 11/2/2010	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index
Number	Description

99.1	Press release issued November 2, 2010: Utah Medical Products, Inc. Announces Special Dividend